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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                 JANUARY 3, 2000
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                           EQUITABLE RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


         PENNSYLVANIA                 1-3551                     25-0464690
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(State or other jurisdiction        (Commission                (IRS Employer
       of incorporation)            File Number)             Identification No.)


ONE OXFORD CENTRE, SUITE 3300, 301 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15219
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                (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code             (412) 553-5700
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                                      NONE
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

  (a)    On January 3, 2000 Equitable Resources, Inc. (the Registrant; NYSE:
         EQT) announced a definitive agreement to acquire the Appalachian exploration and production assets of Statoil Energy, Inc. EQT and/or its subsidiaries will purchase the stock of Eastern States Oil & Gas Corp. and Eastern States Exploration Co., subsidiaries of Statoil Energy, Inc. for $630 million, subject to certain purchase price adjustments. The assets to be acquired are contiguous to EQT's Appalachian properties and include nearly 1.1 TCF (trillion cubic feet) of proven gas reserves and 6,500 natural gas wells in West Virginia, Kentucky, Virginia, Pennsylvania and Ohio. The acquisition, is subject to customary closing conditions and regulatory approvals. The transaction is expected to be completed in the first quarter of 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (c) Equitable Resources, Inc. press release announcing the agreement to acquire the exploration and production assets of Statoil Energy, Inc. is filed as Exhibit 99 to this report.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                    EQUITABLE RESOURCES, INC.
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                                                       (Registrant)


                                              By       /s/ David L. Porges
                                                   ---------------------------
                                                         David L. Porges
                                                    Senior Vice President and
                                                     Chief Financial Officer


  January 4, 2000
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                                 EXHIBIT INDEX




Exhibit No.          Document Description                    Sequential Page No.
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   99                Press release issued by Equitable
                     Resources, Inc. announcing the
                     agreement to acquire the exploration and production assets of Statoil
                     Energy, Inc.












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